THIRD AMENDMENT TO THE
CUSTODY AGREEMENT

THIS THIRD AMENDMENT, dated as of the last date on the signature block, to the Custody Agreement dated as of September 9, 2020 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the Trust and Custodian (the “Parties”) have entered into the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to update the Appendix to add the Mairs & Power Growth Fund, Mairs & Power Balanced Fund and Mairs & Power Small Cap Fund, each a new series of the Trust, to the Agreement and to add the corresponding fee schedules applicable to the Mairs & Power Growth Fund, Mairs & Power Balanced Fund and Mairs & Power Small Cap Fund as amended Exhibit A to the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both Parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the Parties agree as follows:

1.The Appendix of the Agreement is hereby superseded and replaced in its entirety with the Amended Appendix attached hereto.
2.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the amended Exhibit A with Fee Schedule I and II attached hereto.

This Third Amendment will become effective upon the commencement of operations of the Mairs & Power Growth Fund, Mairs & Power Balanced Fund and Mairs & Power Small Cap Fund. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK, NATIONAL ASSOCIATION

By: /s/ John P. Buckel	By: /s/ Anita Zagrodnik
Printed Name: John P. Buckel	Printed Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: March 30, 2022	Date: 3/31/2022

Amended Appendix

Name of Fund	Corresponding Exhibit #
Mairs & Power Minnesota Municipal Bond ETF Mairs & Power Growth Fund Mairs & Power Balanced Fund Mairs & Power Small Cap Fund	Exhibit A
CrossingBridge Pre-Merger SPAC ETF	Exhibit B
Convergence Long/Short Equity ETF	Exhibit C

Fee Schedule I for the following Fund:

Mairs & Power Minnesota Municipal Bond ETF

Custody Services Fee Schedule at August 2020

The following reflects the greater of the basis point fee or annual minimum1 where Mairs and Power (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2 Basis Points on Trust AUM2
Funds 1-5 $[...] Balance [...] bp*
Funds 6+ $[...]

*Complex Annual Fee based upon an annual rate of average daily market value of all long securities and cash held in the portfolio.

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See APPENDIX D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to 50% of $[...] ($[...] admin/acct/ta + $[...] Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

APPENDIX C

Custody Services in addition to the Base Fee

Portfolio Transaction Fees2

•$[...] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[...] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[...] – Option/SWAPS/future contract written, exercised or expired
•$[...] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[...] – Physical security transaction
•$[...] – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[...] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $[...] filing fee per class action per account, plus [...]% of gross proceeds, up to a maximum per recovery not to exceed $[...].
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

APPENDIX D

Additional Global Sub-Custodial Services Annual Fee Schedule

Base Fee
A monthly base fee of $[...] per fund will apply when foreign securities are held. If none are held within a given month, the monthly base charge will not apply for that month. The additional fees may apply if applicable-
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees
(See schedule below)

Tax Reclamation Services

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia			Hungary			Poland
Argentina			Iceland			Portugal
Austria			India			Qatar
Bahrain			Indonesia			Romania
Bangladesh			Ireland			Russia
Belgium			Israel			Serbia
Bermuda			Italy			Singapore
Botswana			Japan			Slovakia
Brazil			Jordan			Slovenia
Bulgaria			Kenya			South Africa
Canada			Kuwait			South Korea
Chile			Latvia			Spain
China Connect			Lithuania			Sri Lanka
China (B Shares)			Luxembourg			Eswatini
Colombia			Malaysia			Sweden
Costa Rica			Malta			Switzerland
Croatia			Mauritius			Taiwan
Cyprus			Mexico			Thailand
Czech Republic			Morocco			Tunisia
Denmark			Namibia			Turkey
Egypt			Netherlands			UAE
Estonia			New Zealand			Uganda
Euroclear (Eurobonds)			Nigeria			Ukraine
Euroclear (Non-Eurobonds)			Norway			United Kingdom
Finland			Oman			Uruguay
France			Pakistan			Vietnam
Germany			Panama			West African Economic Monetary Union (WAEMU)*
Ghana			Peru			Zambia
Greece			Philippines			Zimbabwe
Hong Kong			Saudi Arabia

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Advisor’s signature not needed, because the fees are not changing from the Custody Agreement, dated September 9, 2020.

Fee Schedule II for the following Funds:

Mairs & Power Growth Fund
Mairs & Power Balanced Fund
Mairs & Power Small Cap Fund

Base Fee for Custody Services as of January 2022:
Complex annual rate of average daily market value of all long securities and cash held in the portfolios*:
[...] basis points
Plus, portfolio transaction fees

Portfolio Transaction Fees
•$[...] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[...] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[...] - Option/SWAPS/future contract written, exercised or expired
•$[...] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[...] - Physical security transaction
•$[...] - Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[...] - per custody sub account per year (e.g., per sub - adviser, segregated account, etc.)
•$[...] filing fee per class action per account, plus [...]% of gross proceeds, up to a maximum per recovery not to exceed $[...]
•No charge for the initial conversion free receipt.
•Overdrafts - charged to the account at prime interest rate plus [...]% unless a line of credit is in place.
•Third Party lending - Additional fees will apply
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Inclusive of cumulative CPI adjustments under the Mairs & Power Funds Trust’s Amended and Restated Custody Agreement dated March 5, 2020.
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			South Africa
Canada			Kenya			South Korea
Chile			Kuwait			Spain
China Connect			Latvia			Sri Lanka
China (B Shares)			Lithuania			Sweden
Colombia			Luxembourg			Switzerland
Costa Rica			Malaysia			Tanzania
Croatia			Malta			Taiwan
Cyprus			Mauritius			Thailand
Czech Republic			Mexico			Tunisia
Denmark			Morocco			Turkey
Egypt			Namibia			UAE
Estonia			Netherlands			Uganda
Eswatini			New Zealand			Ukraine
Euroclear (Eurobonds)			Nigeria			United Kingdom
Euroclear (Non-Eurobonds)			Norway			Uruguay
Finland			Oman			Vietnam
France			Pakistan			West African Economic Monetary Union (WAEMU)*
Germany			Panama			Zambia
Ghana			Peru			Zimbabwe
Greece			Philippines
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee
$[...] monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions.”

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Advisor’s signature not needed, because Mairs & Power, Inc. signed fee schedule proposal, dated August 3, 2021, on January 4, 2022.